UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reports): January 25, 2019

Dominion Energy Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36684	46-5135781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (804) 819-2000

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 28, 2019, pursuant to that certain Agreement and Plan of Merger, dated as of November 26, 2018 (the “Merger Agreement”), by and among Dominion Energy, Inc. (“Dominion Energy”), Tredegar Street Merger Sub, LLC, an indirect, wholly owned subsidiary of Dominion Energy (“Merger Sub”), Dominion Energy Midstream Partners, LP (“Dominion Energy Midstream”) and Dominion Energy Midstream GP, LLC, the general partner of Dominion Energy Midstream (the “General Partner”), Dominion Energy Midstream completed its previously announced merger with Merger Sub, whereby Merger Sub merged with and into Dominion Energy Midstream with Dominion Energy Midstream surviving as an indirect, wholly owned subsidiary of Dominion Energy (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger each issued and outstanding common unit representing limited partner interests of Dominion Energy Midstream (a “Common Unit”), other than any Common Unit held directly or indirectly by Dominion Energy (the “Dominion Energy Units”), was cancelled and converted into the right to receive 0.2492 shares of Dominion Energy common stock, without par value (the “Merger Consideration”).

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission on November 27, 2018 as Exhibit 2.1 to Dominion Energy Midstream’s Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 28, 2019, in connection with the completion of the Merger, Dominion Energy Midstream notified The New York Stock Exchange (the “NYSE”) that each outstanding Common Unit, other than the Dominion Energy Units, was cancelled and converted into the right to receive the Merger Consideration and requested that the NYSE withdraw the listing of the Common Units. The NYSE thereafter filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Common Units. The Common Units ceased being traded prior to the opening of the market on January 28, 2019 and will no longer be listed on the NYSE. In addition, Dominion Energy Midstream plans to file with the SEC at a later date a Form 15 requesting that the reporting obligations of Dominion Energy Midstream under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger, holders of Common Units, other than any Common Units held by Dominion Energy, immediately prior to such time ceased to have any rights as unitholders of Dominion Energy Midstream (other than the right to receive the Merger Consideration pursuant to the terms of the Merger Agreement).

The information set forth in Items 2.01, 3.01 and 5.01 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously announced, the completion of the Merger was subject to, among other things, approval of the Merger Agreement and the Merger by the affirmative consent of (i) at least a majority of the outstanding Common Units and (ii) at least a majority of the outstanding Common Units and outstanding Series A convertible preferred units representing limited partner interests in Dominion Energy Midstream (“Series A Units”) voting as a single class.

The board of directors of the General Partner set January 7, 2019 as the record date for determining the Dominion Energy Midstream unitholders entitled to execute and deliver written consents approving the Merger Agreement and the Merger. On January 25, 2019, the General Partner, Dominion MLP Holding Company, LLC and QPC Holding Company, which as of the record date collectively held 77,152,499 Common Units and 11,365,628 Series A Units, representing approximately 60.9% of the outstanding Common Units as of the record date and approximately 56.4% of the outstanding Common Units and Series A Units as of the record date, delivered written consents

approving the Merger Agreement and the Merger in all respects (the “Dominion Energy Consents”).    Upon delivery of the Dominion Energy Consents, the consent process with respect to the Merger concluded as no further action by any unitholder of Dominion Energy Midstream was required under applicable law or otherwise to approve the Merger Agreement and the Merger.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 26, 2018, by and among Dominion Energy, Inc., Tredegar Street Merger Sub, LLC, Dominion Energy Midstream Partners, LP, and Dominion Energy Midstream GP, LLC (incorporated by reference from Exhibit 2.1, Form 8-K filed November 27, 2018, File No. 1-36684).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY MIDSTREAM PARTNERS, LP
Registrant

	By:	Dominion Energy Midstream GP, LLC its general partner

/s/ James R. Chapman
	Name:	James R. Chapman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: January 29, 2019